Exhibit 99.1

SERVICES AGREEMENT

Client/Company Name:

Pacific Health Care Organization, Inc. and its subsidiaries                                             Date:                         01/02/24

Client Address: 2618 San Miguel Dr. #477, Newport Beach, CA 92660

Contact Person:

Lauren Kubota (contracts, organizational), lkubota@medexhco.com

Scott Allen (accounting), sallen@medexhco.com

Contact Email:

This Services Agreement (this “Agreement”) is entered into to be effective as of the date set forth above (the “Effective Date”) by and between NOW CFO Utah III, LLC (“NOW CFO”), and the above-referenced company (“Client”). Each of NOW CFO and Client may be referred to hereinafter individually as a “party” and collectively as the “parties.”

1.    Services and Fees. Client hereby engages NOW CFO to provide such professional finance and accounting consulting services as may be agreed upon from time to time by the parties (the “Services”). NOW CFO’s fees for the Services will be based on the time required to complete the tasks, projects and functions requested by Client, at the standard hourly rates contemplated herein. Client shall also reimburse NOW CFO for all reasonable costs and expenses incurred by NOW CFO relating to the Services. All invoices will also include sales tax (to the extent required by state or local law), and an administrative and technology fee of 3% of the Services fees. Any material changes to the Services or the inclusion of additional Services shall require the mutual written agreement of the parties.

NOW CFO Personnel Level	Standard Hourly Rates
Partner	$250.00
CFO	$205.00
Technical Controller	$185.00

Controller	$165.00
Staff Accountant	$95.00

2.    Payment Terms. NOW CFO will provide biweekly invoices to Client for Services performed, which shall be due within five (5) business days following receipt thereof. Any invoice not timely paid shall be subject to a late fee penalty of 10% of the invoice balance. Client may authorize NOW CFO to process timely credit card or ACH payments by completing the Payment Authorization Form included herewith. To the extent Client has two (2) or more past-due invoices, NOW CFO reserves the right to stop work immediately. NOW CFO may contact the below-listed Client Accounts Payable representative to address any issues or questions regarding the processing of payments:

Name of Client's AP Contact:	Email Address:	Phone Number:

Scott Allen, Controller	sallen@medexhco.com	949-221-1700 dial by name

3.    Retainer. In order to commence the Services, Client shall pay to NOW CFO a retainer in the amount of $0(the “Retainer”). This Retainer will not be used to pay on-going, current invoices, but may be applied by NOW CFO, in its sole discretion, to cover any past-due invoices. To the extent Client desires NOW CFO to provide any additional Services following depletion of the Retainer, Client shall be required to replenish the Retainer prior to NOW CFO’s provision of any additional Services. Upon completion of the Services, NOW CFO may apply the Retainer to Client’s final invoice(s) or return any remaining Retainer balance to Client.

4.    Non-Solicitation. During the term of this Agreement, and for a period of one (1) year following termination thereof, Client shall not solicit for employment or hire, either directly or indirectly (as an employee, contractor or otherwise), any employee, former employee, agent, consultant, contractor, or other representative of NOW CFO or its affiliates (“NOW CFO Personnel”), unless Client pays to NOW CFO a placement fee equal to one hundred percent (100%) of the greater of: (i) the annual compensation NOW CFO pays to such solicited NOW CFO Personnel, or (ii) the annual compensation Client has offered to such solicited NOW CFO Personnel. Client agrees that any attempt or actual hiring of such NOW CFO Personnel without prior written approval from NOW CFO will be a material breach of this Agreement, and that NOW CFO will be entitled to an immediate injunction and all other remedies and legal damages afforded under the law.

5.    General Terms of Service. This Agreement hereby incorporates by reference NOW CFO’s general Terms of Service, which are available at www.nowcfo.com/termsofservice. By signing this Agreement below, Client hereby agrees to NOW CFO’s Terms of Service.

6.    Term and Termination. The term of this Agreement shall commence as of the Effective Date and shall continue until the Services are completed or until earlier terminated upon thirty (30) days written notice by either party. In the event of any termination, Client shall be responsible for all fees incurred through the date of termination.

7.    Assignment. Neither party may assign or transfer any right or obligation in connection with this Agreement without the prior written consent of the other party; provided, however that, upon written notice to Client, NOW CFO may assign this Agreement or transfer its rights and obligations hereunder to any affiliate that NOW CFO controls, is controlled by, or is under common control with, or to a party that acquires all or substantially all of NOW CFO’s assets.

8.    Governing Law. This Agreement shall be governed by the laws of the State of Utah, without regard to conflict of law principles thereof. Any legal cause of action arising from or related to this Agreement shall be commenced in the state or federal courts located in Salt Lake County, Utah. The parties agree to personal jurisdiction in the courts of Salt Lake County, Utah, and agree to waive the right to trial by jury.

9.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have entered into this Services Agreement to be effective as of the Effective Date.

NOW CFO:	CLIENT: Pacific Health Care Organization, Inc.
NOW CFO UTAH III, LLC

By:	By:

Name: Chris Badger	Name: Lauren Kubota

Title: Partner	Title: Vice President

Email: cbadger@nowcfo.com	Email: lkubota@medexhco.com

Phone: (801) 598-9390	Phone: 949-221-1700, dial by name

Payment Authorization Form

ACH Payment Information

Bank Name:

Account Number:

Routing Number:

Credit Card Payment Information

Card Number:

Security Code:

        Expiration Date:

Cardholder Name:

Billing Street Address:

City:

                                    State:

Zip Code:

                                                                        Email:

The undersigned authorized representative hereby authorizes NOW CFO, LLC to charge the account provided above, via ACH or credit card, as applicable, variable amounts on a recurring basis in settlement of charges for services provided by NOW CFO, LLC or its affiliated entities (“NOW CFO”) to Client.

For the purpose of executing this authority, NOW CFO agrees to provide periodic invoices, as detailed in the Services Agreement between NOW CFO and Client, detailing the amount due not later than (2) business days prior to charging the designated account. NOW CFO will automatically charge the account for any amount due. NOW CFO will provide notice and receipt, via email, when this account is charged.

This Authorization will remain in effect until rescinded in writing to NOW CFO at 210 North 2100 West, Salt Lake City, Utah 84116.

Authorized Representative:

Signed:
                                               Print:
                                                                                               Dated: